Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces First Quarter 2019 Financial Results
Carlsbad, Calif. – May 1, 2019 – MaxLinear, Inc. (NYSE: MXL), a leading provider of RF, analog and mixed-signal integrated circuits for the connected home, and industrial and multi-market applications, today announced financial results for the first quarter ended March 31, 2019.

First Quarter Financial Highlights
GAAP basis:

•	Net revenue was $84.6 million, down 3% sequentially, and down 24% year-on-year.

•	GAAP gross margin was 53.3%, compared to 52.4% in the prior quarter, and 56.5% in the year-ago quarter.

•
GAAP operating expenses were $52.9 million in the first quarter 2019, or 63% of net revenue, compared to $56.6 million in the prior quarter, or 65% of net revenue, and $58.2 million in the year-ago quarter, or 53% of net revenue.

•	GAAP loss from operations was 9% of revenue, compared to loss from operations of 12% in the prior quarter, and income from operations of 4% in the year-ago quarter.

•
Net cash flow provided by operating activities was $16.0 million, compared to cash flow provided by operations of $24.2 million in the prior quarter and cash flow provided by operating activities of $12.0 million in the year-ago quarter.

•	GAAP income tax benefit was $6.5 million, compared to an income tax benefit of $14.0 million in the prior quarter, and income tax benefit of $1.9 million in the year-ago quarter.

•	GAAP net loss was $4.9 million, compared to net income of $0.3 million in the prior quarter, and net income of $1.8 million in the year-ago quarter.

•	GAAP diluted loss per share was $0.07, compared to diluted earnings per share of $0.00 in the prior quarter, and diluted earnings per share of $0.03 in the year-ago quarter.
Non-GAAP basis:

•	Non-GAAP gross margin was 63.5%. This compares to 62.7% in the prior quarter, and 64.9% in the year-ago quarter.

•	Non-GAAP operating expenses were $35.7 million, or 42% of revenue, compared to $36.7 million or 42% of revenue in the prior quarter, and $39.3 million or 35% of revenue in the year-ago quarter.

•	Non-GAAP income from operations was 21% of revenue, compared to 21% in the prior quarter, and 29% in the year-ago quarter.

•	Non-GAAP effective tax rate was 7% of non-GAAP pre-tax income, compared to 7% in the prior quarter, and 7% in the year-ago quarter.

•	Non-GAAP net income was $13.5 million, compared to $14.2 million in the prior quarter, and $26.2 million in the year-ago quarter.

•	Non-GAAP diluted earnings per share was $0.19, compared to diluted earnings per share of $0.20 in the prior quarter, and diluted earnings per share of $0.37 in the year-ago quarter.

Recent Business Highlights

•	Announced next-generation MxL1500 and MxL 1600 products, the industry's first single-chip Quad RF transceiver solutions with 2G to 5G support for Radio Access Networks (RAN).

•	Announced showcase of latest Wireless Access RF solutions aimed at enabling next generation 5G networks at the GSMA Mobile World Congress exhibition in Barcelona, Spain.

•
Announced with SWR Technology a new system solution to enable delivery of 1Gbps symmetrical data rate and up to 35W wireless power through triple-silver-coated low-emissivity (low-e) glass windows up to 35mm thick using MaxLinear's MxL210x AirPHY transceiver.

•	Announced show case of optical interoperability of Telluride PAM4 DSP using 400Gbps QSFP-DD modules from early access customers at the Optical Fiber Communication Conference.

•	Telluride PAM4 DSP SoC demonstrated by Molex in new transceiver modules for data center interconnects.

•	Announced that Delta has selected Telluride PAM4 DSP to develop 400G optical module for hyperscale data centers.

•
Announced show case of latest power management products, including MXL7213 dual 13A or single 26A power module, a complete switch mode DC/DC power supply which includes a wide 4.5V to 18V input range and enhanced efficiency and thermal performance, at Applied Power Electronics Conference in Anaheim.

•	Introduced XR78021, its first Smart Power Stage (SPS) product with current and temperature monitoring that supports up to 20A output in a compact 4mm x 5mm QFN package.

Management Commentary

“In the first quarter, we continued to execute on our core 5G wireless, optical fiber datacenter interconnect, and power management initiatives that comprise our growing Infrastructure revenues and target addressable market. We established further design-win traction in the hyperscale datacenter end-market with our 400 gigabit PAM4 DSP SoC with integrated laser drivers and companion quad-TIA system solution. We also achieved significant engineering milestones in customer engagements for our industry-leading 5G wireless 14nm CMOS 4x4 Quad RF transceiver system-on-chip solution. This brings us closer to realizing production revenues in the large and transforming high speed optical data center interconnect and 5G wireless access infrastructure markets. At the same time, we are effectively navigating interim weakness in our connected home market owing to technology transition challenges of our end customers, general demand softness, and the impact of U.S. government import tariffs on our customer manufacturing supply chains,” commented Kishore Seendripu, Ph.D., Chairman and CEO.

“In the quarter, solid revenue results in line with our guidance, gross margin improvement, and lower operating expenses due to disciplined execution, have yielded strong operating cash flows of approximately $16.0 million. As a result, we pre-paid an additional $15.0 million towards our outstanding term-loan debt during the first quarter of 2019, which further reduces our leverage ratio. In the second half of the year and longer term, we are excited about the operating leverage in our business that will be enabled by improvements in our cost structure and continued execution on our infrastructure growth initiatives,” continued Dr. Seendripu.

Second Quarter 2019 Business Outlook
The company expects revenue in the second quarter 2019 to be approximately $83 million to $88 million, and also estimates the following:

•	GAAP gross margin of approximately 53.0% to 54.0%;

•	Non-GAAP gross margin of approximately 63.5% to 64.5%;

•	GAAP operating expenses of approximately $49.0 million to $49.5 million; and

•	Non-GAAP operating expenses of approximately $33.0 million to $33.5 million.

Webcast and Conference Call
MaxLinear will host its first quarter financial results conference call today, May 1, 2019 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until May 14, 2019. A replay of the conference call will also be available until May 14, 2019 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13689640.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for second quarter 2019 revenue, gross margins, and operating expense and statements concerning expectations of potential developments in our target markets, including management’s views with respect to trends in our DOCSIS, Connected Home and Infrastructure markets. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business and future operating results include, without limitation, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop, including in particular new markets we are entering but also existing markets such as cable; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; the impact on our financial condition of the indebtedness arising from the Exar transaction; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply.
In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 5, 2019 and our Current Reports on Form 8-K, as well as the information to be set forth under the caption “Risk Factors” in MaxLinear’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which we expect to file shortly. All forward-looking statements are based on the estimates, projections and assumptions of management as of May 1, 2019, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating expenses, operating expenses as a percentage of revenue, income from operations as percentage of revenue, effective tax rate, net income and diluted earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance based bonus plan for 2019, which we currently intend to settle in shares of our common stock; (iii) accruals related to our performance based bonus plan for 2018 which we settled in shares of common stock in 2019; (iv) amortization of purchased intangible assets; (v) depreciation of fixed assets step-up; (vi) professional fees and settlement costs related to our previously disclosed IP and commercial litigation matters; (vii) severance and other restructuring charges; and (viii) non-cash income tax benefits and expenses and effects of the 2017 Tax Cuts and Jobs Act, or Tax Act, as applicable. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear.

Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the 2018 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in February 2019. We currently expect that bonus awards under our fiscal 2019 program will be settled in common stock in the first quarter of fiscal 2020. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets and depreciation of step-up of property and equipment to fair value.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to exiting certain facilities.
Expenses incurred in relation to our intellectual property and commercial litigation include professional fees incurred.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable. Effects of the Tax Act were excluded from Non-GAAP effective tax rate, as applicable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the second quarter 2019.
About MaxLinear, Inc.

MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Steven Litchfield
Tel: 949-333-0080
slitchfield@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net revenue	$84,635	$87,627	$110,827
Cost of net revenue	39,558	41,727	48,159
Gross profit	45,077	45,900	62,668
Operating expenses:
Research and development	27,399	29,667	31,121
Selling, general and administrative	23,591	25,208	27,117
Restructuring charges	1,917	1,737	—
Total operating expenses	52,907	56,612	58,238
Income (loss) from operations	(7,830)	(10,712)	4,430
Interest income	147	24	18
Interest expense	(2,975)	(3,194)	(3,894)
Other income (expense), net	(655)	229	(571)
Total interest and other expense, net	(3,483)	(2,941)	(4,447)
Loss before income taxes	(11,313)	(13,653)	(17)
Income tax benefit	(6,462)	(13,964)	(1,864)
Net income (loss)	$(4,851)	$311	$1,847
Net income (loss) per share:
Basic	$(0.07)	$—	$0.03
Diluted	$(0.07)	$—	$0.03
Shares used to compute net income (loss) per share:
Basic	69,968	69,186	67,674
Diluted	69,968	71,267	70,440

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Operating Activities
Net income (loss)	$(4,851)	$311	$1,847
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization and depreciation	16,863	19,125	20,084
Amortization of debt issuance costs and accretion of discount on debt and leases	402	287	287
Stock-based compensation	7,747	7,999	8,473
Deferred income taxes	(6,476)	(8,827)	(2,332)
Loss on disposal of property and equipment	35	430	—
Impairment of leasehold improvements	1,442	35	—
Impairment of long-lived assets	2,182	—	—
Gain on extinguishment of lease liabilities	(2,880)	—	—
(Gain) loss on foreign currency	567	(268)	471
Excess tax benefits on stock-based awards	(1,737)	(820)	(797)
Changes in operating assets and liabilities:
Accounts receivable	(142)	(867)	(24,533)
Inventory	(1,015)	19	7,676
Prepaid expenses and other assets	604	1,905	1,003
Leased right-of-use assets	645	—	—
Accounts payable, accrued expenses and other current liabilities	1,921	648	(421)
Accrued compensation	893	2,387	2,502
Deferred revenue and deferred profit	—	—	(138)
Accrued price protection liability	2,489	2,036	(1,359)
Lease liabilities	(2,125)	—	—
Other long-term liabilities	(519)	(227)	(792)
Net cash provided by operating activities	16,045	24,173	11,971
Investing Activities
Purchases of property and equipment	(2,155)	(1,412)	(2,381)
Net cash used in investing activities	(2,155)	(1,412)	(2,381)
Financing Activities
Repayment of debt	(15,000)	(15,000)	(25,000)
Net proceeds from issuance of common stock	2,628	2,732	980
Minimum tax withholding paid on behalf of employees for restricted stock units	(4,419)	(2,606)	(2,391)
Net cash used in financing activities	(16,791)	(14,874)	(26,411)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	577	(1,939)	(258)
Increase (decrease) in cash, cash equivalents and restricted cash	(2,324)	5,948	(17,079)
Cash, cash equivalents and restricted cash at beginning of period	74,191	68,243	74,412
Cash, cash equivalents and restricted cash at end of period	$71,867	$74,191	$57,333

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2019	December 31, 2018 (1)	March 31, 2018 (1)
Assets
Current assets:
Cash and cash equivalents	$71,102	$73,142	$55,645
Short-term restricted cash	347	645	617
Accounts receivable, net	59,639	59,491	90,632
Inventory	42,753	41,738	45,758
Prepaid expenses and other current assets	5,479	5,595	8,413
Total current assets	179,320	180,611	201,065
Long-term restricted cash	418	404	1,071
Property and equipment, net	16,987	18,404	21,993
Leased right-of-use assets	21,543	—	—
Intangible assets, net	230,634	244,900	298,031
Goodwill	238,330	238,330	237,810
Deferred tax assets	58,067	51,518	41,426
Other long-term assets	3,583	4,664	7,318
Total assets	$748,882	$738,831	$808,714

Liabilities and stockholders’ equity
Current liabilities	$73,483	$70,567	$67,061
Long-term lease liabilities	18,132	4,097	4,718
Long-term debt	241,044	255,757	322,896
Other long-term liabilities	8,019	8,474	7,591
Stockholders’ equity	408,204	399,936	406,448
Total liabilities and stockholders’ equity	$748,882	$738,831	$808,714
_____________
(1) Long-term lease liabilities have been reclassified from other long-term liabilities to conform to current period presentation.

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
GAAP gross profit	$45,077	$45,900	$62,668
Stock-based compensation	130	132	106
Performance based equity	73	56	78
Amortization of purchased intangible assets	8,424	8,875	8,969
Depreciation of fixed asset step-up	—	—	112
Non-GAAP gross profit	53,704	54,963	71,933

GAAP R&D expenses	27,399	29,667	31,121
Stock-based compensation	(4,213)	(4,399)	(4,374)
Performance based equity	(925)	(1,254)	(1,140)
Depreciation of fixed asset step-up	(6)	(76)	(329)
Non-GAAP R&D expenses	22,255	23,938	25,278

GAAP SG&A expenses	23,591	25,208	27,117
Stock-based compensation	(3,404)	(3,481)	(3,993)
Performance based equity	(939)	(948)	(1,049)
Amortization of purchased intangible assets	(5,798)	(7,994)	(7,994)
Depreciation of fixed asset step-up	—	(2)	(10)
IP litigation costs, net	—	(3)	(42)
Non-GAAP SG&A expenses	13,450	12,780	14,029

GAAP restructuring expenses	1,917	1,737	—
Restructuring charges	(1,917)	(1,737)	—
Non-GAAP restructuring expenses	—	—	—

GAAP income (loss) from operations	(7,830)	(10,712)	4,430
Total non-GAAP adjustments	25,829	28,957	28,196
Non-GAAP income from operations	17,999	18,245	32,626

GAAP and non-GAAP interest and other income (expense), net	(3,483)	(2,941)	(4,447)

GAAP loss before income taxes	(11,313)	(13,653)	(17)
Total non-GAAP adjustments	25,829	28,957	28,196
Non-GAAP income before income taxes	14,516	15,304	28,179

GAAP income tax benefit	(6,462)	(13,964)	(1,864)
Adjustment for non-cash tax benefits/expenses and effects of the Tax Act	7,478	15,035	3,837
Non-GAAP income tax provision	1,016	1,071	1,973

GAAP net income (loss)	(4,851)	311	1,847
Total non-GAAP adjustments before income taxes	25,829	28,957	28,196
Less: total tax adjustments	7,478	15,035	3,837
Non-GAAP net income	$13,500	$14,233	$26,206

Shares used in computing non-GAAP basic net income per share	69,968	69,186	67,674
Shares used in computing non-GAAP diluted net income per share	71,900	71,267	70,440
Non-GAAP basic net income per share	$0.19	$0.21	$0.39
Non-GAAP diluted net income per share	$0.19	$0.20	$0.37

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
GAAP gross profit	53.3%	52.4%	56.5%
Stock-based compensation	0.2%	0.2%	0.1%
Performance based equity	0.1%	0.1%	0.1%
Amortization of purchased intangible assets	10.0%	10.1%	8.1%
Depreciation of fixed asset step-up	—%	—%	0.1%
Non-GAAP gross profit	63.5%	62.7%	64.9%

GAAP R&D expenses	32.4%	33.9%	28.1%
Stock-based compensation	(5.0)%	(5.0)%	(3.9)%
Performance based equity	(1.1)%	(1.4)%	(1.0)%
Depreciation of fixed asset step-up	—%	(0.1)%	(0.4)%
Non-GAAP R&D expenses	26.3%	27.3%	22.8%

GAAP SG&A expenses	27.9%	28.8%	24.5%
Stock-based compensation	(4.0)%	(4.0)%	(3.6)%
Performance based equity	(1.1)%	(1.1)%	(0.9)%
Amortization of purchased intangible assets	(6.9)%	(9.1)%	(7.2)%
Depreciation of fixed asset step-up	—%	—%	(0.1)%
IP litigation costs, net	—%	—%	—%
Non-GAAP SG&A expenses	15.9%	14.6%	12.7%

GAAP restructuring expenses	2.3%	2.0%	—%
Restructuring charges	(2.3)%	(2.0)%	—%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP income (loss) from operations	(9.3)%	(12.2)%	4.0%
Total non-GAAP adjustments	30.5%	33.0%	25.4%
Non-GAAP income from operations	21.3%	20.8%	29.4%

GAAP and non-GAAP interest and other income (expense), net	(4.1)%	(3.4)%	(4.0)%

GAAP loss before income taxes	(13.4)%	(15.6)%	—%
Total non-GAAP adjustments before income taxes	30.5%	33.0%	25.4%
Non-GAAP income before income taxes	17.2%	17.5%	25.4%

GAAP income tax benefit	(7.6)%	(15.9)%	(1.7)%
Adjustment for non-cash tax benefits/expenses and the effects of the Tax Act	8.8%	17.2%	3.5%
Non-GAAP income tax provision	1.2%	1.2%	1.8%

GAAP net income (loss)	(5.7)%	0.4%	1.7%
Total non-GAAP adjustments before income taxes	30.5%	33.0%	25.4%
Less: total tax adjustments	8.8%	17.2%	3.5%
Non-GAAP net income	16.0%	16.2%	23.6%